As filed with the Securities and Exchange Commission on December 22, 1998
                                                        Registration No._______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            POOL ENERGY SERVICES CO.
             (Exact name of registrant as specified in its charter)

           TEXAS                                                  76-0263755
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              10375 RICHMOND AVENUE
                                 HOUSTON, TEXAS                        77042
                    (Address of principal executive offices)        (Zip Code)

                                  POOL COMPANY
                               401(K) SAVINGS PLAN
                            (Full title of the plan)

                                G. GEOFFREY ARMS
                       VICE PRESIDENT AND GENERAL COUNSEL
                            POOL ENERGY SERVICES CO.
                              10375 RICHMOND AVENUE
                              HOUSTON, TEXAS 77042
                                 (713) 954-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------
                                ----------------

                         CALCULATION OF REGISTRATION FEE


====================================  =======================  ======================  =======================  ====================
                                           Amount to be           Proposed Maximum        Proposed Maximum            Amount of
Title of Securities to be Registered      Registered (2)         Offering Price Per      Aggregate Offering        Registration Fee
                                                                       Share                    Price
------------------------------------  -----------------------  ----------------------  -----------------------  --------------------
     Common Stock, no par value          1,000,000 shares           $11-1/16 (3)           $11,062,500 (3)            $3,075.38
====================================  =======================  ======================  =======================  ====================


(1) Also hereby registered are (i) an equal number of Rights issuable pursuant to the Company's Shareholder Rights Plan (under the Shareholder Rights Plan, each share of Common Stock issued is coupled with a Right for which no separate consideration is paid) (ii) an indeterminent number of Plan participation interests, and (iii) pursuant to Rule 416.

(2) Pursuant to Rule 416, the number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Registrant's Common Stock on the NASDAQ National Market on December 17, 1998.

REGISTRATION OF ADDITIONAL SECURITIES.

           The securities being registered hereby are additional to those registered by Pool Energy Services Co. under the Registration Statement on Form S-8, Registration No. 33-42194, filed with the Commission on August 13, 1992 and on Form S-8 Registration No. 333-36579 filed with the Commission on September 26, 1997. The information in such Registration Statement is incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



EXHIBITS.


       Exhibit
       Number       Description
       ------       -----------
       23.1*        Consent of Deloitte & Touche LLP

       24*          Powers of Attorney


--------------------------
*Filed Herewith

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 22, 1998.

                                          POOL ENERGY SERVICES CO.
                                          (Registrant)

                                          By:    /s/ J. T. Jongebloed
                                             -----------------------------------
                                                 J. T. Jongebloed
                                                 Chairman, President and
                                                 Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Name and Signature                            Title                             Date
          ------------------                            -----                             ----
/s/ J. T. Jongebloed                   Chairman, President and
---------------------------------      Chief Executive Officer and Director
J. T. Jongebloed

/s/ E. J. Spillard                     Senior Vice President, Finance
---------------------------------      (principal financial officer)
E. J. Spillard

/s/ B. G. Gordon                       Controller
---------------------------------      (principal accounting officer)
B. G. Gordon

DENNIS R. HENDRIX                      Director*                                       December 22, 1998

JOHN F. LAULETTA                       Director*

WILLIAM H. MOBLEY                      Director*

JOSEPH R. MUSOLINO                     Director*

JAMES L. PAYNE                         Director*


*By:   /s/ J. T. Jongebloed
    ------------------------------------------
       (J. T. Jongebloed, as Attorney-in-Fact
        for each of the persons indicated)

             THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Pool Company 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 22, 1998.

                                             POOL COMPANY 401(K) SAVINGS PLAN

                                             By: POOL COMPANY
                                                --------------------------------
                                                 (Plan Administrator)

                                             By: /s/ L. E. Dupre
                                                --------------------------------
                                                 L. E. Dupre
                                                 Vice President, Human Resources

                                  Exhibit Index


       Exhibit
       Number       Description                             Page
       ------       -----------                             ----

       23.1*        Consent of Deloitte & Touche LLP          6

       24*          Powers of Attorney                        8


--------------------------
*Filed Herewith